SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 9, 2006

                                   BICO, INC.
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             (Exact name of Registrant as specified in its charter)


                                  Pennsylvania
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                 (State or other jurisdiction of incorporation)


         Pennsylvania                0-10822                     25-1229323
 ---------------------------   -------------------            -----------------
(State or other jurisdiction  (Commission File No.)          (I.R.S. Employer
      of incorporation)                                      Identification No.)

                                   One Wakonda
                             Dove Canyon, California                92679
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                    (Address of principal executive offices)     (Zip Code)


                                 (949) 367-1362
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               Registrant's telephone number, including area code

                             2275 Swallow Hill Road
                                   Bldg. 2500
                            Pittsburgh, Pennsylvania
                                      15220
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          (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On February 20, 2006, BICO entered into a Stock Purchase and Recapitalization Agreement ("Agreement") to acquire 100% of the issued and outstanding shares of Vegas Wireless Entertainment, Inc., a corporation formed in the Canadian province of Ontario ("VWE"). Pursuant to the Agreement, at the closing of the transaction the current shareholders of VWE were to receive common stock of the Company equal to approximately 74% ownership. On May 9, 2006, counsel for VWE notified BICO that VWE was withdrawing from the agreement due to unexpected tax consequences of the transaction for the selling shareholders of VWE.


     The following document is being filed herewith by BICO as an exhibit to this Current Report on Form 8-K:

99.1 Press release of BICO dated May 11, 2006.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BICO, INC.
                                            (Registrant)


Date:  May 11, 2006                         By:  /s/  Richard M. Greenwood
                                               --------------------------------
                                                      Richard M. Greenwood
                                                      Chief Executive Officer
                                                      and President